UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

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CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Corinthian Colleges, Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”), dated as of March 31, 2015, by and among the Company, the Guarantors party thereto (the “Guarantors”), the Lenders party thereto (the “Lenders”) and Bank of America, N.A., as Domestic Administrative Agent and Canadian Agent (the “Agent”). The Forbearance Agreement was entered into in connection with the Fourth Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among the same parties and Everest Colleges Canada, Inc. (“Everest Canada”) (the “Credit Agreement”).

Pursuant to the Forbearance Agreement, the Agent and Lenders agreed to temporarily forbear from the exercise of certain remedies available to them under the Credit Agreement with respect to certain specified defaults enumerated thereunder (the “Specified Defaults”) for a period (the “Forbearance Period”) ending on the earlier of (i) April 30, 2015, (ii) the occurrence of an event of default due to the commencement of, or consent by the Company or any Guarantor to, an insolvency proceeding or the inability of the Company or any Guarantor to pay its debts as they come due, or (iii) the occurrence of an event of default under the Credit Agreement other than a Specified Default, the failure of the Company or any Guarantor to comply with the terms of the Forbearance Agreement or the material breach by the Company or any Guarantor of any representation or warranty set forth therein. In the Forbearance Agreement, the Agent and Lenders agreed, with respect to the Specified Defaults, not to (a) commence any judicial or non-judicial enforcement proceedings against the Company or Guarantors or (b) commence any foreclosure, enforcement or levy against or seizure or transfer of all or any portion of the assets of the Company or Guarantors. However, the Agent may still act with respect to any Company or Guarantor deposit account subject to a garnishment or similar action or proceeding pursuant to claims by creditors not party to the Credit Agreement. The Agent and Lenders expressly reserved the right to exercise all rights and remedies under the Credit Agreement and other loan documents and applicable law upon the expiration of the Forbearance Period.

In addition, pursuant to the terms of the Forbearance Agreement, the Company agreed (i) to pay to the Agent a forbearance fee in the amount of $10,000 on April 10, 2015 and $250,000 on April 24, 2015 and (ii) to repay all borrowings of Everest Canada under outstanding letters of credit, together with all accrued and unpaid interest thereon on April 17, 2015 to the extent of funds available in certain specified accounts of the Company holding non-Title IV funds.

The foregoing summary of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the Forbearance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1

Forbearance Agreement, dated as of March 31, 2015, by and among Corinthian Colleges, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Domestic Administrative Agent and Canadian Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: April 3, 2015	By:	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel